UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2006
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 902-1001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On June 30, 2006, Insight Enterprises, Inc., (the “Company”) completed the sale of 100% of the outstanding stock of the Company’s wholly owned subsidiary, Direct Alliance Corporation (“Direct Alliance”) to TeleTech Holdings, Inc. (“TeleTech”) for a purchase price of $46.5 million, subject to a working capital adjustment. The purchase price does not include real estate and intercompany receivables, which have an estimated fair value of $49.4 million and were distributed to the Company immediately prior to closing. In addition to payment of the purchase price, TeleTech will be obligated under the agreement to make a one-time bonus payment to the Company if Direct Alliance achieves certain gross profit levels for the year ending December 31, 2006 (“Earn Out”). Additionally, TeleTech will be entitled to a claw back of the purchase price of up to $5.0 million if certain Direct Alliance client contracts are not renewed on terms prescribed in the Agreement.
     Also, the Company paid $2.7 million to the holders of the 1,997,500 exercised Direct Alliance stock options, which may be further adjusted for the above described working capital adjustment, Earn Out and claw back.
     The terms of the transaction are set forth in the Stock Purchase Agreement (the “Agreement”) among the Company, Direct Alliance and Teletech. The Company previously announced the execution of the Agreement on June 14, 2006. The description of the Agreement set forth above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 15, 2006 and incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(b) Pro Forma Financial Information.
     The following unaudited pro forma consolidated balance sheet as of March 31, 2006, the unaudited pro forma consolidated statement of earnings for the three months ended March 31, 2006, and the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2005 are based on the Company’s historical financial statements after giving effect to the Company’s sale of Direct Alliance.
     The unaudited pro forma consolidated balance sheet as of March 31, 2006 is presented as if the disposition occurred on March 31, 2006. The pro forma consolidated statements of earnings are presented as if the disposition had taken place on January 1, 2005.
     The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The unaudited pro forma consolidated financial statements do not reflect the use of the net cash proceeds in the Company’s on-going operations or the effect on the Company’s future financial position. Additionally, the effects of any working capital adjustment, Earn Out or claw back on the cash proceeds, as described in Item 2.01, are not contemplated in the pro forma consolidated financial statements.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements in the Quarterly Report on Form 10-Q for the three months ended March 31, 2006 and in the Annual Report on Form 10-K for the year ended December 31, 2005.

Item 9.01 Financial Statements and Exhibits (continued)
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006
(in thousands)

		Remove	Pro Forma
	As Reported	Direct Alliance	Adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$82,837	$(139)	$43,804	(A)(F)	$126,780
Accounts receivable, net	419,431	14,951	—		404,480
Inventories	93,836	11	—		93,825
Inventories not available for sale	25,207	—	—		25,207
Deferred income taxes and other current assets	30,495	24,176	21,198	(B)	27,517

Total current assets	651,806	38,999	65,002		677,809

Property and equipment, net	138,427	32,789	—		105,638
Assets held for lease, net	—	—	19,336	(C)	19,336
Goodwill	87,095	—	—		87,095
Other assets	17	—	—		17

	$877,345	$71,788	$84,338		$889,895

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$171,211	$5,836	$—		$165,375
Accrued expenses and other current liabilities	66,982	1,083	14,050	(D)	79,949
Client payments in advance of shipment	23,741	—	—		23,741

Total current liabilities	261,934	6,919	14,050		269,065

Deferred income taxes and other long-term liabilities	20,571	—	—		20,571

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	483	13	13	(E)	483
Additional paid-in capital	311,107	—	(2,696	)(F)	308,411
Retained earnings	266,533	64,856	72,971	(E)(G)	274,648
Accumulated other comprehensive income — foreign currency translation adjustment	16,717	—	—		16,717

Total stockholders’ equity	594,840	64,869	70,288		600,259

	$877,345	$71,788	$84,338		$889,895

See accompanying notes to unaudited proforma consolidated financial statements.

Item 9.01 Financial Statements and Exhibits (continued)
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31 2005
(in thousands, except per share data)

		Remove	Pro Forma
	As Reported	Direct Alliance	Adjustments		Pro Forma
Net sales	$3,261,150	$77,443	$1,740	(H)	$3,185,447
Costs of goods sold	2,869,239	60,072	730	(I)	2,809,897

Gross profit	391,911	17,371	1,010		375,550
Operating expenses:
Selling and administrative expenses	289,250	6,313	694	(J)	283,631
Severance and restructuring expenses	12,967	1,005	—		11,962
Reductions in liabilities assumed in a previous acquisition	(664)	—	—		(664)

Earnings from operations	90,358	10,053	316		80,621
Non-operating (income) expense:
Interest income	(3,394)	—	—		(3,394)
Interest expense	1,914	—	—		1,914
Other expense (income), net	853	(287)	(13,700	)(K)(L)(M)	(12,560)

Earnings before income taxes	90,985	10,340	14,016		94,661
Income tax expense	35,641	3,950	5,536	(N)	37,227

Net earnings before cumulative effect of change in accounting principle	55,344	6,390	8,480		57,434
Cumulative effect of change in accounting principle	(649)	—	—		(649)

Net earnings	$54,695	$6,390	$8,480		$56,785

Net earnings per share – Basic:
Net earnings before cumulative effect of change in accounting principle	$1.14	$0.13	$0.17		$1.18
Cumulative effect of change in accounting principle	(0.01)	—	—		(0.01)

Net earnings per share	$1.13	$0.13	$0.17		$1.17

Net earnings per share – Diluted:
Net earnings before cumulative effect of change in accounting principle	$1.13	$0.13	$0.17		$1.17
Cumulative effect of change in accounting principle	(0.01)	—	—		(0.01)

Net earnings per share	$1.12	$0.13	$0.17		$1.16

Shares used in per share calculation:
Basic	48,553	48,553	48,553		48,553

Diluted	49,042	49,042	49,042		49,042

See accompanying notes to unaudited pro forma consolidated financial statements.

Item 9.01 Financial Statements and Exhibits (continued)
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
THREE MONTHS ENDED MARCH 31, 2006
(in thousands, except per share data)

		Remove	Pro Forma
	As Reported	Direct Alliance	Adjustments		Pro Forma
Net sales	$806,038	$17,135	$435	(H)	$789,338
Costs of goods sold	703,745	13,894	184	(I)	690,035

Gross profit	102,293	3,241	251		99,303
Operating expenses:
Selling and administrative expenses	80,045	1,742	185	(J)	78,488

Earnings from operations	22,248	1,499	66		20,815
Non-operating (income) expense:
Interest income	(922)	—	—		(922)
Interest expense	797	—	—		797
Other expense (income), net	194	(83)	(13,496	)(K)(L)(M)	(13,219)

Earnings before income taxes	22,179	1,582	13,562		34,159
Income tax expense	7,965	604	5,357	(N)	12,718

Net earnings	$14,214	$978	$8,205		$21,441

Earnings per share:
Basic	$0.30	$0.02	$0.17		$0.45

Diluted	$0.29	$0.02	$0.17		$0.44

Shares used in per share calculation:
Basic	48,002	48,002	48,002		48,002

Diluted	48,685	48,685	48,685		48,685

See accompanying notes to unaudited pro forma consolidated financial statements.

Item 9.01 Financial Statements and Exhibits (continued)
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
A.	To reflect cash proceeds of $46.5 million from the sale of Direct Alliance.

B.	To reflect the dividend to the Company of intercompany amounts due to Direct Alliance by the Company.

C.	To reflect the dividend of Direct Alliance’s buildings to the Company.

D.	To reflect the following estimated amounts:
a.	income taxes payable on the sale of Direct Alliance of $6.5 million;

b.	accrued transaction expenses, net of taxes, of $1.9 million;

c.	deferred gain related to clawback of $5.0 million; and

d.	deferred revenue of $0.7 million related to below-market lease of buildings from the Company to Direct Alliance.
E.	To properly reflect Direct Alliance’s equity accounts.

F.	To reflect the $2.7 million cash settlement of exercised options in Direct Alliance.

G.	To reflect the following estimated amounts:
a.	gain on sale, net of tax, of $10.0 million; and

b.	transaction expenses, net of tax, of $1.9 million.
H.	To reflect rental income from the subsequent lease of the buildings from the Company to Direct Alliance.

I.	To reflect depreciation expense on buildings dividend from Direct Alliance to the Company.

J.	To reallocate corporate overhead expenses previously allocated to Direct Alliance.

K.	To record estimated gain on sale of Direct Alliance of $16.5 million.

L.	To reallocate corporate interest income that was previously allocated to Direct Alliance.

M.	To record estimated transaction expenses of $3.1 million.

N.	To reflect the income tax effect of pro forma adjustments using an estimated statutory tax rate of 39.5%.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.
Date: July 7, 2006	By:	/s/ Stanley Laybourne
Stanley Laybourne
Chief Financial Officer, Treasurer and Secretary